Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF SPINNAKER EXPLORATION COMPANY

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying Annual Report of Spinnaker Exploration Company (the “Company”) on Form 10-K for the period ended December 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger L. Jarvis, Chief Executive Officer of the Company, hereby certify, to my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	ROGER L. JARVIS

Name:	Roger L. Jarvis
Title:	Chief Executive Officer
Date:	March 11, 2004

A signed original of this written statement required by Section 906 has been provided to Spinnaker Exploration Company and will be retained by Spinnaker Exploration Company and furnished to the Securities and Exchange Commission or its staff upon request.